UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 9, 2012

BIDZ.COM, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-51257	95-4728109
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification Number)

2400 Marine Avenue
Redondo Beach, California	90278
(Address of principal executive offices)	(Zip Code)

310-280-7373

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

On November 9, 2012, BIDZ.com, Inc. (the “Company”) received notification from The NASDAQ Stock Market (NASDAQ) stating that the NASDAQ Hearings Panel has determined to delist the Company’s shares of common stock from The NASDAQ Stock Market, effective at the open of business on Tuesday, November 13, 2012. The delisting of the Company’s common stock is a result of the Company’s failure to regain compliance with the $1 minimum bid price for its common stock for continued listing, pursuant to NASDAQ’s Listing Rule 5550(a)(2), and the failure to comply with Listing Rules 5605(b)(1) and 5605 (c)(2), which require the Company to maintain board and audit committee independence.  The Company’s common stock is expected to trade on the OTCQB Marketplace under the Company’s current symbol “BIDZ” upon delisting from the NASDAQ Capital Market. The OTCQB Marketplace is a market tier operated by the OTC Market Group Inc. for over-the-counter traded companies. The delisting and transition to the OTCQB Marketplace does not change the Company’s obligations to file periodic and other reports with the SEC under applicable federal securities laws.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 9, 2012	BIDZ.COM, INC.

	By:	/s/ Lawrence Kong
Lawrence Kong
Chief Financial Officer